Exhibit 10.5

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 5, 2021, by and among GOODRICH PETROLEUM CORPORATION, a Delaware corporation (“Parent”), GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (the “Borrower”), each of the Lenders which is signatory hereto, and TRUIST BANK, succesor by merger to SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Parent, Borrower, Administrative Agent, the Lenders and the Issuing Bank are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of May 14, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.    Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Section 1.04 of the Credit Agreement shall apply to this Amendment.

SECTION 2.    Amendments to Credit Agreement. Effective on the Amendment Effective Date, the Credit Agreement is amended as follows:

(a)    Section 1.02 of the Credit Agreement is amended by inserting the following definitions in proper alphabetical order:

“2023 Notes” means the 13.50% Convertible Second Lien Senior Secured Notes due 2023 issued under the Second Lien Indenture on the Second Lien Debt Issuance Date, substantially in the form attached to the 2023 Second Lien Documents Certificate, among the Parent, the Borrower and Wilmington Trust, National Association in its capacity as trustee and collateral agent.

“2023 Second Lien Documents Certificate” has the meaning assigned to such term in the Fourth Amendment.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of March 5, 2021, by and among Parent, Borrower, each of the Lenders which is signatory thereto, and the Administrative Agent.

“Note Purchase and Exchange Agreement” means that certain Note Purchase and Exchange Agreement, dated as of March 5, 2021, by and among Parent, Borrower and Franklin Advisers, Inc. (as investment manager on behalf of certain funds and accounts).

(b)    Section 1.02 of the Credit Agreement is amended by amending and restating the following definitions in their entirety to read as follows:

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, to be dated as of the Second Lien Debt Issuance Date, between Administrative Agent and Wilmington Trust, National Association, as second lien agent and acknowledged and agreed to by Parent, the Borrower and certain of its subsidiaries, substantially in the form attached to the 2023 Second Lien Documents Certificate.

“Maturity Date” means the earlier of (a) May 14, 2024 and (b) the date that is 180 days prior to the “Maturity Date” as defined in the 2023 Notes (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time) to the extent that the 2023 Notes have not been voluntarily redeemed, repurchased, refinanced or otherwise retired by such date.

“Second Lien Debt Issuance Date” means the date that the Purchaser (as defined in the Note Purchase and Exchange Agreement) purchases the Notes (as defined in the Note Purchase and Exchange Agreement) and the other transactions contemplated by the Note Purchase and Exchange Agreement are consummated in accordance with their terms.

“Second Lien Documents” means the Note Purchase and Exchange Agreement, the Second Lien Indenture, the 2023 Notes, the Second Lien Security Documents (as such term is defined in the Intercreditor Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing the Second Lien Obligations or any Second Lien Substitute Facility (as such term is defined in the Intercreditor Agreement), as each document may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time after the Second Lien Debt Issuance Date in accordance with the Intercreditor Agreement.

“Second Lien Indenture” means the Indenture, to be dated as of the Second Lien Debt Issuance Date, among the Parent, the grantors party thereto from time to time and Wilmington Trust, National Association in its capacity as trustee and collateral agent thereunder, substantially in the form attached to the 2023 Second Lien Documents Certificate, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time after the Second Lien Debt Issuance Date in accordance with the terms of the Intercreditor Agreement unless restricted by the terms of the Intercreditor Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility (as such term is defined in the Intercreditor Agreement).

(c)    Section 1.02 of the Credit Agreement is amended by deleting the definitions of “2021 Notes”, “Note Purchase Agreement” and “Second Lien Documents Certificate”.

(d)    Section 6.01(q) of the Credit Agreement is amended and restated in its entirety as follows:

“(q)         [Reserved].”

(e)    Section 6.02(c) of the Credit Agreement is amended and restated in its entirety as follows:

“(c)         If such Borrowing or issuance, amendment, renewal or extension of a Letter of Credit occurs during the period from and including the Amendment Effective Date (as defined in the Fourth Amendment) to the effective date of the first Scheduled Redetermination to occur after the Amendment Effective Date (as defined in the Fourth Amendment), after giving pro forma effect to such Borrowing or issuance, amendment, renewal or extension of a Letter of Credit, the Availability shall not be less than $5,000,000.”

(f)    Section 6.02 of the Credit Agreement is amended by inserting the following as a new clause (d):

“(d)         Each request for any such Borrowing and for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through Section 6.02(c).”

(g)    Section 9.01(c) of the Credit Agreement is amended and restated in its entirety as follows:

“(c)         Additional Financial Covenants. From and after the issuance of the 2023 Notes on the Second Lien Debt Issuance Date until no 2023 Notes remain outstanding (but not, for the avoidance of doubt, any refinancing or replacement of the 2023 Notes), Parent will not permit as of any Test Date, the ratio of (1) Total Proved PV10% as of such Test Date attributable to the Parent’s and its Subsidiaries’ Proved Reserves to (2) Total Secured Debt (net of any Unrestricted Cash on such date in an amount not to exceed $10,000,000 held by Parent and its Subsidiaries) to be less than 1.50 to 1.00. Each term used in this clause (c) but not otherwise defined herein shall have the meaning given such term in the Second Lien Indenture in effect on the Second Lien Debt Issuance Date.”

(h)    Section 9.02(b)(ii) of the Credit Agreement is amended and restated in its entirety as follows:

“(ii) Second Lien Debt pursuant to the Second Lien Documents, subject to the terms of the Intercreditor Agreement (and on the Second Lien Debt Issuance Date the Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of such Intercreditor Agreement) and any refinancing of the Second Lien Debt in accordance with the terms and conditions of the Intercreditor Agreement; provided that (x) the principal amount of the Second Lien Debt shall not exceed the sum of (A) $30,170,605 and (B) any interest on the Second Lien Debt that is paid in kind by increasing the principal amount of the Second Lien Debt after the Second Lien Debt Issuance Date and (y) on the Second Lien Debt Issuance Date the Borrower has made the prepayments required by Section 3.04(e);”

(i)    Section 9.21(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b)         Neither Parent nor the Borrower shall, nor shall they permit any of the other Loan Parties to, amend, modify or waive any provision of (i) any Second Lien Document (other than the Note Purchase and Exchange Agreement) if such amendment, modification or waiver is prohibited under the Intercreditor Agreement or (ii) the Note Purchase and Exchange Agreement;”

(j)    Section 9.22(b) of the Credit Agreement is amended by replacing each reference to the “2021 Notes” with “2023 Notes”.

SECTION 3.    Limited Waiver. Effective as of the Amendment Effective Date, Parent, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree that, subject to the terms and conditions of this Amendment, any Default or Event of Default that has occurred or may occur under Section 10.01(d) of the Credit Agreement solely in connection with a breach of Section 9.01(b) of the Credit Agreement as a result of the failure of Parent and the Borrower to not permit, as of the last day of the Fiscal Quarter ending December 31, 2020, the Current Ratio of Parent and its Consolidated Subsidiaries as of such day to be less than 1.00 to 1.00 (the “Specified Default”) is hereby waived by the Administrative Agent and the Lenders party hereto. This Section 3 is limited precisely as written and shall not be deemed to (a) be a waiver of or a consent to the modification of or deviation from any term or condition of the Credit Agreement or the other Loan Documents or any of the other instruments or agreements referred to therein other than as expressly set forth in this Section 3 or (b) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other instruments or agreements referred to therein.

SECTION 4.    Conditions of Effectiveness

(a)    This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

(1)    The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders, the Borrower and the Parent (which may be by PDF transmission);

(2)    Each of the representations and warranties set forth in Section 5 of this Amendment shall be true and correct;

(3)    Since December 31, 2019, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and

(4)    Borrower shall have paid all fees and expenses due to the Lenders, the Administrative Agent, the Issuing Bank and the Arranger (including, but not limited to, reasonable attorneys’ fees of counsel to the Administrative Agent).

(5)    The Administrative Agent shall have received a certificate (the “2023 Second Lien Documents Certificate”), duly executed by a Responsible Officer of the Borrower and dated as of the Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, certifying that attached thereto are true, correct and complete copies of (i) the duly executed Note Purchase and Exchange Agreement and (ii) the forms of the 2023 Notes, the Second Lien Indenture and the Intercreditor Agreement that will be entered into on the Second Lien Debt Issuance Date. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Note Purchase and Exchange Agreement has been entered into and is effective.

(6)    Availability shall not be less than $5,000,000.

(b)    Without limiting the generality of the provisions of Sections 6.01 and 6.02 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

SECTION 5.    Representations and Warranties. Each of the Parent and the Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)    It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)    The Credit Agreement, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which such Loan Party is a party constitute the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    This Amendment does not and will not violate any provisions of any of limited liability company agreement, bylaws and other organizational and governing documents of such Loan Party.

(d)    No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, is required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment.

(e)    Before (except with respect to the Specified Default) and after giving effect to this Amendment, the representations and warranties of such Loan Party contained in Article VII of the Credit Agreement or in any other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except that any representation and warranty which by its terms is made as of a an earlier date shall be required to be so true and correct in all material respects only as of such earlier date.

(f)    Before (except with respect to the Specified Default) and after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency will exist and be continuing.

(g)    Since December 31, 2019, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 6.    Miscellaneous.

(a)    Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)    Effect on the Credit Agreement; Ratification. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, each of the Parent and the Borrower hereby ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the amendments set forth herein.

(c)    Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Parent and the Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Secured Obligations are unimpaired by this Amendment and remain in full force and effect.

(d)    Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment is a Loan Document.

(e)    Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Secured Obligations of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(f)    Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g)    Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(h)    Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7.    NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, THE PARENT, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 8.    No Waiver. The Borrower hereby agrees that, except with respect to the Specified Default, no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment (a) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents (except with respect to the Specified Default), or (b) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

SECTION 9.    Intercreditor Agreement. Each Lender (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) agrees that it will be bound by the terms thereof as if such Lender was a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs Administrative Agent to, on the Second Lien Debt Issuance Date, enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. Each Lender hereby authorizes and directs Administrative Agent to, on the Second Lien Debt Issuance Date, enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent, may take such actions as is contemplated by the terms of the Intercreditor Agreement.

SECTION 10.    Waiver of Break Funding Payments. Each Lender party to this Amendment agrees to waive any right to compensation from the Borrower pursuant to Section 5.02(a) of the Credit Agreement as a result of the prepayment required by Section 3.04(e) of the Credit Agreement.

Signatures Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PARENT:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ Michael J. Killelea
Name: Michael J. Killelea
Title: Executive Vice President, General Counsel and Corporate Secretary

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ Michael J. Killelea
Name: Michael J. Killelea
Title: Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Fourth Amendment to Credit Agreement

TRUIST BANK, SUCCESSOR BY MERGER TO SUNTRUST BANK, as Administrative Agent, as Issuing Bank and as a Lender

By:	/s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

Signature Page to Fourth Amendment to Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

CITIZENS BANK, N.A.

By:	/s/ Kelly Graham
Name: Kelly Graham
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement

CIT BANK, N.A.

By:	/s/ John Feeley
Name: John Feeley
Title: Director

Signature Page to Fourth Amendment to Credit Agreement

CATHAY BANK

By:	/s/ Dale T Wilson
Name: Dale T Wilson
Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement